As filed with the Securities and Exchange Commission on August 8, 2022.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BELLRING BRANDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	87-3296749
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2503 S. Hanley Road

St. Louis, Missouri 63144

Telephone: (314) 644-7600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Darcy Horn Davenport

President and Chief Executive Officer

BellRing Brands, Inc.

2503 S. Hanley Road

St. Louis, Missouri 63144

Telephone: (314) 644-7600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Hui Lin

Simpson Thacher & Bartlett LLP

425 Lexington Ave

New York, New York, 10017

Telephone: (212) 455-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

PROSPECTUS

19,397,339 Shares

BellRing Brands, Inc.

Common Stock

This prospectus relates to the offer and sale from time to time by Post Holdings, Inc. (“Post”) and any selling stockholders identified in supplements to this prospectus (together with Post, the “Selling Stockholders”) of up to 19,397,339 shares of our common stock in amounts, at prices and on terms that will be decided at the time of any such offering. We will not receive any proceeds from the sale of shares of common stock by the Selling Stockholders pursuant to this prospectus.

The common stock may be offered on a delayed or continued basis directly by the Selling Stockholders through agents or dealers, as designated from time to time, through a combination of these methods or any other method as provided in an applicable prospectus supplement. This prospectus describes some of the general terms that may apply to our common stock. A prospectus supplement may also add, update or change information contained in this prospectus. If any underwriters, dealers or agents are involved in the sale of the common stock, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No common stock may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such common stock. You should read this prospectus and any accompanying prospectus supplement, as well as the documents incorporated by reference herein or therein, carefully before you make your investment decision. Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the ticker symbol “BRBR”. On August 5, 2022, the closing price of our common stock as reported on the NYSE was $24.96 per share.

Investing in shares of our common stock involves risks. See “Risk Factors” beginning on page 3 of this prospectus and any similar section contained in the applicable prospectus supplement concerning factors you should consider before investing in our common stock.

Neither the United States (the “U.S.”) Securities and Exchange Commission (the “SEC” or the “Commission”) nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 8, 2022.

We and the Selling Stockholders have not authorized anyone to provide any information or make any representations other than those contained in this prospectus, the related registration statement, in any applicable prospectus supplement or in any of the materials that we have incorporated by reference into this prospectus and any applicable prospectus supplement. Neither we nor the Selling Stockholders have authorized anyone to provide you with different information. The Selling Stockholders are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any applicable prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document. Since the respective dates of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed.

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EXPLANATORY NOTE

On March 10, 2022, Post distributed 80.1% of its ownership interest in BellRing Brands, Inc. (formerly known as BellRing Distribution, LLC) (“BellRing”) to Post’s shareholders (the “Distribution”). Pursuant to certain related transactions, BellRing Intermediate Holdings, Inc. (formerly known as BellRing Brands, Inc.) (“Old BellRing”) became a wholly-owned subsidiary of BellRing.

As a result of the transactions described above (collectively, the “Spin-off”), BellRing became the new public parent company of, and successor issuer to, Old BellRing, and shares of BellRing common stock were deemed to be registered under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), pursuant to Rule 12g-3(a) promulgated thereunder. The terms “Company,” “BellRing,” “we,” “us” and “our” refer to (i) Old BellRing and its consolidated subsidiaries during the periods prior to the Spin-off and (ii) BellRing and its consolidated subsidiaries during the periods subsequent to the Spin-off, in each case, unless otherwise stated or the context otherwise indicates.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC using the “shelf” registration process. By using this shelf registration process, the Selling Stockholders may sell the securities offered by them, in each case from time to time in one or more offerings, as described in this prospectus.

Market and Industry Data

This prospectus and the documents incorporated by reference herein include industry and trade association data, forecasts and information that BellRing has prepared based, in part, upon data, forecasts and information obtained from independent trade associations, industry publications and surveys and other independent sources available to BellRing. Some data also is based on good faith estimates, which are derived from our management’s knowledge of the industry and from independent sources. These third party publications and surveys generally state that the information included therein has been obtained from sources believed to be reliable, but that the publications and surveys can give no assurance as to the accuracy or completeness of such information. We have not independently verified any of the data from third party sources nor have we ascertained the underlying economic assumptions on which such data is based. Similarly, we believe our internal research is reliable, even though such research has not been verified by any independent sources, and we cannot guarantee its accuracy or completeness. Accordingly, investors should not place undue reliance on this information.

Trademarks, Tradenames and Service Marks

We own or have rights to use logos, trademarks, trade names, service marks and copyrights that we use in conjunction with the operation of our business and that appear in this prospectus and any accompanying prospectus supplement (or in documents we have incorporated by reference). Other logos, trademarks, trade names, service marks and copyrights appearing in this prospectus and any accompanying prospectus supplement (or in documents we have incorporated by reference) are the property of their respective owners. We do not intend our use or display of other companies’ logos, trademarks, service marks, copyrights or trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies. Solely for convenience, trademarks, trade names and copyrights referred to in this prospectus and any accompanying prospectus supplement (or in documents we have incorporated by reference) may appear without the ©, ® or ™ symbols, but the absence of such symbols does not indicate the registration status of the trademarks and is not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to such copyrights, trademarks and trade names.

BELLRING BRANDS, INC.

We are a leader in the global convenient nutrition category, aiming to enhance the lives of our consumers by providing them with highly nutritious, great-tasting products they can enjoy throughout the day. Our primary brands, Premier Protein and Dymatize, target a broad range of consumers and compete in all major product forms, including ready-to-drink (“RTD”) protein shakes, other RTD beverages and powders. Our products are distributed across a diverse network of channels including club, food, drug and mass, eCommerce, specialty and convenience.

We were incorporated in the State of Delaware on March 20, 2019 in connection with our initial public offering (the “IPO”). Upon completion of a series of transactions in connection with the IPO, BellRing Brands, LLC became the holder of Post’s active nutrition business, which, effective as of Post’s quarter ended June 30, 2015, and until the completion of the IPO, had been comprised of Premier Nutrition Company, LLC, Dymatize Enterprises, LLC, the PowerBar brand and Active Nutrition International GmbH.

Our principal executive offices are located at 2503 S. Hanley Road, St. Louis, Missouri 63144 and our telephone number is (314) 644-7600. Our website is www.bellring.com. Information contained on our website or that can be accessed through our website is not part of, and is not incorporated by reference in, this prospectus.

RISK FACTORS

An investment in our common stock involves a high degree of risk. Before investing in our common stock, in addition to the risks and uncertainties described below under “Special Note Regarding Forward-Looking Statements,” you should carefully consider the risks and uncertainties discussed under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited consolidated financial statements and related notes thereto in our Annual Report on Form 10-K for the fiscal year ended September 30, 2021 filed with the SEC on November 19, 2021 (the “Annual Report”), and “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our unaudited condensed consolidated financial statements and related notes thereto in our Quarterly Reports on Form 10-Q for the quarterly periods ended December 31, 2021, March 31, 2022 and June 30, 2022 filed with the SEC on February 4, 2022, May 6, 2022 and August 5, 2022, respectively (collectively, the “Quarterly Reports”), each of which is incorporated by reference in this prospectus, and under “Risk Factors” or any similar caption in the other documents and reports that we file with the SEC after the date of this prospectus that are incorporated or deemed to be incorporated by reference in this prospectus, as well as any risks and uncertainties described in any applicable prospectus supplement or free writing prospectus that we provide to you in connection with an offering of common stock pursuant to this prospectus. Any of these risks could materially and adversely affect our business, financial condition, results of operations or cash flows. The selected risks incorporated by reference in this prospectus, however, are not the only risks facing us. Additional risks and uncertainties not currently known to us or those we currently view to be immaterial may also materially and adversely affect our business, financial condition, results of operations or cash flows. In such a case, the trading price of our common stock could decline and you may lose all or part of your investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain matters we discuss in this prospectus and in any prospectus supplement or free writing prospectus that we may provide to you in connection with an offering of our common stock described in this prospectus, and in the documents we incorporate or that are deemed to be incorporated by reference herein or therein, relate to future events and our intentions, beliefs, expectations and predictions for the future, including statements concerning future business conditions and prospects, growth opportunities and estimates of growth and the outlook for our business, and, in each case, are based upon information currently available. Any such statements, other than statements of historical fact, are forward-looking statements. When used in this document, words such as “believe,” “should,” “could,” “potential,” “continue,” “expect,” “project,” “estimate,” “predict,” “anticipate,” “aim,” “intend,” “plan,” “forecast,” “target,” “is likely,” “will,” “can,” “may” or “would” or the negative of these terms and similar expressions as they relate to us are intended to identify forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon current assumptions and expectations of our management, and reflect our current views with respect to future events, are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Further, certain forward-looking statements are based upon assumptions as to future events that may not prove to be accurate.

Such forward-looking statements are subject to risks and uncertainties that could cause our actual results, performance and achievements to differ materially from those expressed in, or implied by, these statements included in this prospectus, any accompanying prospectus supplement or free writing prospectus, and in the documents we incorporate or that are deemed to be incorporated by reference herein or therein. These forward-looking statements are subject to various risks and uncertainties, many of which are outside of our control. You should understand that the following important factors, in addition to those discussed herein under the caption “Risk Factors” in this prospectus and “Risk Factors” in our Annual Report and Quarterly Reports, each of which are incorporated by reference herein, could affect our future results and could cause those results or other outcomes to differ materially from those expressed or implied in our forward-looking statements:

•	our dependence on sales from our RTD protein shakes;

•	our ability to continue to compete in our product categories and our ability to retain our market position and favorable perceptions of our brands;

•

disruptions or inefficiencies in our supply chain, including as a result of our reliance on third party suppliers or manufacturers for the manufacturing of many of our products, pandemics (including the COVID-19 pandemic) and other outbreaks of contagious diseases, labor shortages, fires and evacuations related thereto, changes in weather conditions, natural disasters, agricultural diseases and pests and other events beyond our control;

•

our dependence on a limited number of third party contract manufacturers for the manufacturing of most of our products, including one manufacturer for the substantial majority of our RTD protein shakes;

•	the ability of our third party contract manufacturers to produce an amount of our products that enables us to meet customer and consumer demand for the products;

•	our reliance on a limited number of third party suppliers to provide certain ingredients and packaging;

•	significant volatility in the cost or availability of inputs to our business (including freight, raw materials, packaging, energy, labor and other supplies);

•

the impact of the COVID-19 pandemic, including negative impacts on the global economy and capital markets, the health of our employees, our ability and the ability of our third party contract manufacturers to manufacture and deliver our products, operating costs, demand for our on-the-go products and our operations generally;

•	our ability to anticipate and respond to changes in consumer and customer preferences and behaviors and introduce new products;

•	consolidation in our distribution channels;

•	our ability to expand existing market penetration and enter into new markets;

•	the loss of, a significant reduction of purchases by or the bankruptcy of a major customer;

•

legal and regulatory factors, such as compliance with existing laws and regulations, as well as new laws and regulations and changes to existing laws and regulations and interpretations thereof, affecting our business, including current and future laws and regulations regarding food safety, advertising, labeling, tax matters and environmental matters;

•	fluctuations in our business due to changes in our promotional activities and seasonality;

•	our ability to maintain the net selling prices of our products and manage promotional activities with respect to our products;

•

our high leverage, our ability to obtain additional financing (including both secured and unsecured debt) and our ability to service our outstanding debt (including covenants that restrict the operation of our business);

•	the accuracy of our market data and attributes and related information;

•	changes in estimates in critical accounting judgments;

•	economic downturns that limit customer and consumer demand for our products;

•

changes in economic conditions, including as a result of the ongoing conflict in Ukraine, disruptions in the U.S. and global capital and credit markets, changes in interest rates, volatility in the market value of derivatives and fluctuations in foreign currency exchange rates;

•	risks related to our ongoing relationship with Post following the Spin-off, including our obligations under various agreements with Post;

•	conflicting interests or the appearance of conflicting interests resulting from certain of our directors also serving as officers or directors of Post;

•

risks related to the previously completed Spin-off, including our inability to take certain actions because such actions could jeopardize the tax-free status of the Distribution and our possible responsibility for U.S. federal tax liabilities related to the Distribution;

•	the ultimate impact litigation or other regulatory matters may have on us;

•	risks associated with our international business;

•	our ability to protect our intellectual property and other assets and to continue to use third party intellectual property subject to intellectual property licenses;

•	costs, business disruptions and reputational damage associated with information technology failures, cybersecurity incidents and/or information security breaches;

•	impairment in the carrying value of goodwill or other intangibles;

•	our ability to identify, complete and integrate or otherwise effectively execute acquisitions or other strategic transactions and effectively manage our growth;

•	our ability to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002;

•	significant differences in our actual operating results from any guidance we may give regarding our performance; and

•	our ability to hire and retain talented personnel, employee absenteeism, labor strikes, work stoppages or unionization efforts.

In addition, other factors besides those listed here could adversely affect our business, financial condition, results of operations and cash flows. Other unknown or unpredictable factors also could have a material adverse effect on our actual future results, performance or achievements. As a result of the foregoing, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. We do not undertake, and expressly disclaim, any duty to update any forward-looking statement whether as a result of new information, future events or changes in its respective expectations, except as required by law.

Because forward-looking statements are based on estimates and assumptions that are subject to significant business, economic and competitive uncertainties, many of which are beyond our control or are subject to change, actual results could be materially different and any or all of these forward-looking statements may turn out to be wrong. Forward-looking statements speak only as of the date made and can be affected by assumptions we might make or by known or unknown risks and uncertainties. Many factors mentioned in this prospectus, any accompanying prospectus supplement or free writing prospectus and in the documents we incorporate or are deemed to be incorporated by reference herein or therein, will be important in determining future results. Consequently, we cannot assure you that expectations or forecasts expressed in such forward-looking statements will be achieved. Actual future results may vary materially.

We discuss many of these risks in greater detail under “Risk Factors” in our Annual Report and Quarterly Reports, each of which is incorporated by reference herein. Unless required by U.S. federal securities laws, we neither intend nor assume any obligation to update these forward-looking statements, which speak only as of their dates.

USE OF PROCEEDS

We will not receive any cash proceeds from the sale of any shares of our common stock by the Selling Stockholders.

DIVIDEND POLICY

We do not anticipate any payment of quarterly dividends for the foreseeable future. The declaration and payment of dividends will be at the discretion of our board of directors and will be dependent upon our future earnings, financial condition and capital requirements.

DESCRIPTION OF CAPITAL STOCK

General

The following is a description of the material terms of, and is qualified in its entirety by, our certificate of incorporation and bylaws, each as in effect as of the date of this prospectus, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and the applicable provisions of Delaware law.

Capital Stock

Our certificate of incorporation provides that we may issue up to 500 million shares of common stock, par value $0.01 per share, and 50 million shares of preferred stock, par value $0.01 per share. Our common stock is listed on the NYSE under the ticker symbol “BRBR”.

Common Stock

Voting

The holders of our common stock are entitled to one vote for each share held by such holder on the applicable record date on all matters on which stockholders are generally entitled to vote.

Dividends

The holders of our common stock are entitled to receive dividends when, as and if declared by our board of directors out of legally available funds.

Liquidation or Dissolution

Upon our liquidation or dissolution, the holders of our common stock will be entitled to share ratably in those of our assets that are legally available for distribution to stockholders after payment of liabilities and subject to the special rights and preferences, if any, of any holders of our preferred stock then outstanding.

Other Matters

There are no preemptive rights, redemption or sinking fund provisions applicable to our common stock, and the outstanding shares of our common stock are fully paid and non-assessable.

Preferred Stock

The rights of holders of our common stock may be materially limited or qualified by the rights, powers and preferences of any preferred stock that we may issue in the future.

We are authorized to issue up to 50 million shares of preferred stock. Our board of directors is authorized, subject to limitations prescribed by Delaware law and our certificate of incorporation, to determine the terms and conditions of the preferred stock, including whether the shares of preferred stock will be issued in one or more series, the number of shares to be included in each series and the powers (including voting powers), designations, preferences and rights of the shares. Our board of directors also is authorized to designate any qualifications, limitations or restrictions on the shares without any further vote or action by our stockholders, subject to applicable rules of the NYSE and Delaware law.

Authorizing our board of directors to establish preferred stock eliminates delays associated with seeking stockholder approval of the creation of a particular class or series of preferred stock. The rights of the holders of our common stock are subject to the rights of the holders of any shares of our preferred stock issued at any time, including in the future. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, may have the effect of delaying, deferring or preventing a change in control and may adversely affect the voting and other rights of the holders of our common stock, which could have an adverse impact on the market price of our common stock. These provisions also could make it more difficult for our stockholders to effect certain corporate actions, including the election of directors.

Corporate Opportunities

The General Corporation Law of the State of Delaware (the “DGCL”) permits the adoption of a provision in a corporation’s certificate of incorporation renouncing any interests or expectancy of a corporation in, or in being offered an opportunity to participate in, specified business opportunities or specified classes or categories of business opportunities that are presented to the corporation or to one or more of its directors, officers or stockholders.

Our certificate of incorporation includes certain provisions regulating and defining the conduct of our affairs to the extent that they may involve Post and its directors, officers, employees, agents and affiliates (except that we and our subsidiaries are not deemed affiliates of Post or its affiliates for purposes of these provisions) and our rights, powers, duties and liabilities and those of our directors, officers, managers, employees and agents in connection with our relationship with Post. In general, and except as may be set forth in any agreement between us and Post, these provisions provide that Post and its affiliates may carry on and conduct any business of any kind, nature or description, whether or not such business is competitive with or in the same or similar lines of business as us; Post and its affiliates may do business with any of our customers, vendors and lessors; and Post and its affiliates may make investments in any kind of property in which we may make investments. In addition, these provisions provide that we renounce any interest or expectancy to participate in any business of Post or its affiliates.

Moreover, our certificate of incorporation provides that we renounce any interests or expectancy in corporate opportunities which become known to (i) any of our directors, officers, managers, employees or agents who also are directors, officers, employees, agents or affiliates of Post or its affiliates (except that we and our subsidiaries are not deemed affiliates of Post or its affiliates for the purposes of the provision) or (ii) Post or its affiliates. The provision generally provides that neither Post nor our directors, officers, managers, employees or agents who also are directors, officers, employees, agents or affiliates of Post or its affiliates will be liable to us or our stockholders for breach of any fiduciary duty solely by reason of the fact that any such person pursues or acquires any corporate opportunity for the account of Post or its affiliates, directs, recommends or transfers such corporate opportunity to Post or its affiliates or does not offer or communicate information regarding such corporate opportunity to us or any person controlled by us because such person has directed or intends to direct such opportunity to Post or one of its affiliates. This renunciation does not extend to corporate opportunities expressly offered to one of our directors, officers, managers, employees or agents, solely in his or her capacity as our director, officer, manager, employee or agent.

These provisions in our certificate of incorporation cease to apply at such time as (i) we and Post and its affiliates are no longer affiliates of one another and (ii) none of the directors, officers, employees, agents or affiliates of Post serve as our directors, officers, managers, employees or agents.

Anti-Takeover Effects of Our Certificate of Incorporation and Bylaws

Our certificate of incorporation and bylaws contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and which may have the effect of delaying, deferring or preventing a future takeover or change in control unless such takeover or change in control is approved by our board of directors.

These provisions include:

Action by Written Consent; Special Meetings of Stockholders

Our certificate of incorporation and bylaws provide that stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by any consent in lieu of a meeting. Our bylaws also provide that, except as otherwise required by law, special meetings of the stockholders can only be called by the affirmative vote of a majority of our entire board of directors, the Chairperson of the board of directors or our President. Except as described above, stockholders are not permitted to call a special meeting or to require the board of directors to call a special meeting.

Advance Notice Procedures

Our bylaws contain provisions requiring that advance notice be delivered to us of any business to be brought by a stockholder before an annual meeting and providing for procedures to be followed by stockholders in nominating persons for election to our board of directors. Ordinarily, the stockholder must give notice in writing to our Secretary not less than 90 days nor more than 120 days prior to the date of the first anniversary of the prior year’s annual meeting (and for purposes of calculating this date with respect to the first annual meeting, the annual meeting for the prior year shall be deemed to have been held on the date of the most recent annual meeting of stockholders of BellRing held before the date the Spin-off was completed) except that, in the event that the date of the meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder must be received not earlier than the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or the 10th day following the day on which public announcement of the date of the annual meeting is first made. For stockholder proposals, the notice must include a description of the proposal, the reasons for the proposal and other specified matters. Our board of directors may reject any proposals or nominations that have not followed these procedures or that are not a proper subject for stockholder action in accordance with the provisions of applicable law. Although our bylaws do not otherwise give the board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, our bylaws may have the effect of precluding the conduct of certain business or the nomination of certain individuals at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of us.

Directors, and Not Stockholders, Fix the Size of Our Board of Directors

Our certificate of incorporation and bylaws provide that the number of directors will be fixed from time to time exclusively pursuant to a resolution adopted by our board of directors, but in no event will it consist of less than five nor more than twelve directors.

Vacancies and Newly-Created Directorships on Our Board of Directors

Subject to the special rights of holders of any outstanding series of our preferred stock, any vacancy on our board of directors occurring for any reason, and any newly created directorships which occur by reason of an increase in the number of directors, will be filled only by the majority of the remaining directors, even if less than a quorum or by a sole remaining director. These provisions could make it more difficult for our stockholders to affect the composition of the board of directors.

Classified Board of Directors; Removal of Directors

Our certificate of incorporation and bylaws provide that our board of directors is divided into three classes of directors serving staggered three-year terms. The number of directors assigned to each class is as equal as reasonably possible. The first class of directors will hold office until the first annual stockholders’ meeting for election of directors following the Spin-off, the second class of directors will hold office until the second annual stockholders’ meeting for election of directors following the Spin-off and the third class of directors will hold office until the third annual stockholders’ meeting for election of directors following the Spin-off. Each class will thereafter hold office until the third annual stockholders’ meeting for election of directors following the most recent election of such class and until their successors are duly elected and qualified. With only a portion of our board of directors up for election each year, the existence of a classified board of directors could render more difficult or discourage an attempt to obtain control of us because it would take more than one annual meeting to do so. In addition, our certificate of incorporation provides that our directors may only be removed for cause, which could also make it more difficult to change the composition of our board of directors.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval, subject to applicable rules of the NYSE and Delaware law. These additional shares may be utilized for a variety of corporate purposes, including future public offerings or private offerings to raise additional capital, corporate acquisitions and employee benefit plans and equity grants. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of a majority of our common stock by means of a proxy contest, tender offer, merger or otherwise. We do not intend to solicit approval of stockholders for issuance of authorized but unissued shares of our common stock and preferred stock, unless our board of directors believes that approval is advisable or is required by applicable rules of the NYSE or Delaware law.

Amendments to Certificate of Incorporation and Bylaws

The DGCL generally provides that a corporation may amend its certificate of incorporation upon a resolution of its board of directors proposing the amendment and its submission to the stockholders for their approval upon the affirmative vote of holders of a majority of the voting power entitled to vote thereon. Our certificate of incorporation provides that it may be amended in accordance with and upon the vote prescribed by Delaware law, except that the indemnification provisions of the certificate of incorporation may be amended (or a provision inconsistent with the indemnification provisions adopted) only upon the affirmative vote of not less than 85% of all of the voting power of all of the outstanding shares of our common stock then entitled to vote in the election of directors, voting together as a single class.

The DGCL provides that the power to adopt, amend or repeal the bylaws of a corporation is held by the stockholders of the corporation, except that a corporation may, in its certificate of incorporation, confer the power to adopt, amend or repeal its bylaws upon the board of directors of the corporation, but the fact that such power has been so conferred upon the board of directors will not divest the stockholders of such power or limit their power to adopt, amend or repeal the bylaws. Our certificate of incorporation and bylaws provide that our board of directors may amend, alter, change or repeal any provision of the bylaws. Our certificate of incorporation and bylaws also provide that stockholders may amend, alter, change or repeal any provision of the bylaws upon the affirmative vote of a majority of all of the voting power entitled to vote thereon.

Directors’ Liability; Indemnification of Directors and Officers

The DGCL permits a corporation, in its certificate of incorporation, to limit or eliminate, subject to certain statutory limitations, the liability of directors to the corporation or its stockholders for monetary damages for breaches of fiduciary duty, except for liability:

•	for any breach of the director’s duty of loyalty to the corporation or its stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	in respect of certain unlawful dividend payments or stock redemptions or repurchases; and

•	for any transaction from which the director derives an improper personal benefit.

The DGCL permits a corporation, under specified circumstances, to indemnify its directors, officers, employees and agents against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action or suit (i.e., one by or in the right of the corporation), indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees and agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made if such person has been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought determines upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability. The DGCL also permits corporations to advance expenses incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation.

Our certificate of incorporation limits the liability of directors to the fullest extent permitted by the DGCL and provides that we will provide our directors and officers with customary indemnification and advancement. We have entered into customary indemnification agreements with each of our directors and certain of our executive officers that provide them, in general, with customary indemnification and advancement in connection with their service to us or on our behalf.

Exclusive Forum

The DGCL permits a corporation to require, and not prohibit, in its certificate of incorporation or bylaws, internal corporate claims to be brought (only) in Delaware. Under Section 115 of the DGCL, “internal corporate claims” means claims, including claims in the right of the corporation, (i) that are based upon a violation of a duty by a current or former director or officer or stockholder in such capacity or (ii) as to which the DGCL confers jurisdiction upon the Court of Chancery.

Section 12 of our certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery (or, if the Court of Chancery does not have subject matter jurisdiction, the federal district court for the State of Delaware) is the exclusive forum for the following types of actions or proceedings under Delaware statutory or common law:

•	any derivative action or proceeding brought on our behalf;

•	any action asserting a breach of fiduciary duty;

•	any action asserting a claim against us arising pursuant to the DGCL; and

•	any action asserting a claim against us that is governed by the internal affairs doctrine.

Section 12 does not apply to suits brought to enforce a duty or liability created by the Exchange Act, for which the U.S. federal courts have exclusive jurisdiction. Our certificate of incorporation also provides that U.S. federal courts will, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action or proceeding arising under the Securities Act of 1933, as amended (the

“Securities Act”). Further, to the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in our common stock will be deemed to have notice of Section 12 of our certificate of incorporation.

Although our certificate of incorporation contains the exclusive forum provision described above, it is possible that a court could find that such a provision is inapplicable for a particular claim or action or that such provision is unenforceable. The exclusive forum provision does not relieve us of our duties to comply with the federal securities laws and the rules and regulations thereunder, and our stockholders will not be deemed to have waived our compliance with these laws, rules and regulations.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following is a summary of certain U.S. federal income tax consequences of the ownership and disposition of our common stock. This summary deals only with common stock that is held as a capital asset by a non-U.S. holder (as defined below).

A “non-U.S. holder” means a beneficial owner of our common stock (other than an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not, for U.S. federal income tax purposes, any of the following:

•	an individual who is a citizen or resident of the U.S.;

•	a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S., any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if it (1) is subject to the primary supervision of a court within the U.S. and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those summarized below. This summary does not address all of the U.S. federal income tax consequences that may be relevant to you in light of your particular circumstances, nor does it address the Medicare tax on net investment income, U.S. federal estate and gift taxes or the effects of any state, local or non-U.S. tax laws. In addition, it does not represent a detailed description of the U.S. federal income tax consequences applicable to you if you are subject to special treatment under the U.S. federal income tax laws (including if you are subject to the alternative minimum tax, a financial institution, a broker or dealer in securities, a tax-exempt organization, hold our common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment, a U.S. expatriate, foreign pension fund, “controlled foreign corporation,” “passive foreign investment company” or a partnership or other pass-through entity for U.S. federal income tax purposes). We cannot assure you that a change in law will not alter significantly the tax considerations that we describe in this summary.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner of a partnership considering an investment in our common stock, you should consult your tax advisors.

If you are considering the purchase of our common stock, you should consult your own tax advisors concerning the particular U.S. federal income tax consequences to you of the ownership and disposition of our common stock, as well as the consequences to you arising under other U.S. federal tax laws and the laws of any other taxing jurisdiction.

Dividends

We do not anticipate any payment of quarterly dividends for the foreseeable future. However in the event that we make a distribution of cash or other property (other than certain pro rata distributions of our stock) in respect of our common stock, the distribution generally will be treated as a dividend for U.S. federal income tax purposes to the extent it is paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Any portion of a distribution that exceeds our current and accumulated earnings and profits generally will be treated first as a tax-free return of capital, causing a reduction in the adjusted tax basis of a non-U.S. holder’s common stock, and to the extent the amount of the distribution exceeds a non-U.S. holder’s adjusted tax basis in our common stock, the excess will be treated as gain from the disposition of our common stock (the tax treatment of which is discussed below under “—Gain on Disposition of Common Stock”).

Dividends paid to a non-U.S. holder generally will be subject to withholding of U.S. federal income tax at a 30% rate on the gross amount of the dividend (or such lower rate as may be specified by an applicable income tax treaty). However, dividends that are effectively connected with the conduct of a trade or business by the non-U.S. holder within the U.S. (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment) are not subject to the withholding tax, provided certain certification and disclosure requirements are satisfied. Instead, such dividends are subject to U.S. federal income tax on a net income basis generally in the same manner as if the non-U.S. holder were a United States person as defined under the Code. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

A non-U.S. holder who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required (a) to provide the applicable withholding agent with a properly executed Internal Revenue Service (“IRS”) Form W-BEN or Form W-8BEN-E (or other applicable form) certifying under penalty of perjury that such holder is not a United States person as defined under the Code and is eligible for treaty benefits or (b) if our common stock is held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable United States Treasury regulations. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities rather than corporations or individuals.

A non-U.S. holder eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Gain on Disposition of Common Stock

Subject to the discussion of backup withholding below, any gain realized by a non-U.S. holder on the sale or other disposition of our common stock generally will not be subject to U.S. federal income tax unless:

•

the gain is effectively connected with a trade or business of the non-U.S. holder in the U.S. (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment of the non-U.S. holder);

•	the non-U.S. holder is an individual who is present in the U.S. for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

•	we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes and certain other conditions are met.

A non-U.S. holder described in the first bullet point immediately above will be subject to tax on the gain derived from the sale or other disposition generally in the same manner as if the non-U.S. holder were a United States person as defined under the Code. In addition, if any non-U.S. holder described in the first bullet point immediately above is a foreign corporation, the gain realized by such non-U.S. holder may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. An individual non-U.S. holder described in the second bullet point immediately above will be subject to a 30% (or such lower rate as may be specified by an applicable income tax treaty) tax on the gain derived from the sale or other disposition, which gain may be offset by U.S. source capital losses even though the individual is not considered a resident of the U.S..

Generally, a corporation is a “United States real property holding corporation” if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for U.S. federal income tax purposes). We believe we are not and do not anticipate becoming a “United States real property holding corporation” for U.S. federal income tax purposes.

Information Reporting and Backup Withholding

Distributions paid to a non-U.S. holder and the amount of any tax withheld with respect to such distributions generally will be reported to the IRS. Copies of the information returns reporting such distributions and any withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.

A non-U.S. holder will not be subject to backup withholding on distributions received if such holder certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a United States person as defined under the Code), or such holder otherwise establishes an exemption.

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other disposition of our common stock within the U.S. or conducted through certain U.S.-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code), or such owner otherwise establishes an exemption.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Additional Withholding Requirements

Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% U.S. federal withholding tax may apply to any dividends paid on our common stock to (i) a “foreign financial institution” (as specifically defined in the Code and whether such foreign financial institution is the beneficial owner or an intermediary) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the U.S.) in a manner which avoids withholding or (ii) a “non-financial foreign entity” (as specifically defined in the Code and whether such non-financial foreign entity is the beneficial owner or an intermediary) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial U.S. beneficial owners of such entity (if any). If a dividend payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “—Dividends,” an applicable withholding agent may credit the withholding under FATCA against, and therefore reduce, such other withholding tax. While withholding under FATCA would also have applied to payments of gross proceeds from the sale or other taxable disposition of our common stock, proposed U.S. Treasury regulations (upon which taxpayers may rely until final regulations are issued) eliminate FATCA withholding on payments of gross proceeds entirely. You should consult your own tax advisors regarding these requirements and whether they may be relevant to your ownership and disposition of our common stock.

SELLING STOCKHOLDERS

The Selling Stockholders listed in the table below may, from time to time, offer and sell any or all of the shares of our common stock set forth below pursuant to this prospectus. Additional selling stockholders may be added from time to time by amendment or supplement to this prospectus. When we refer to the “Selling Stockholders” in this prospectus, we refer to Post and any selling stockholders identified in supplements to this prospectus.

Our registration of the shares of our common stock does not necessarily mean that the Selling Stockholders will sell all or any of such shares of our common stock. The following table sets forth certain information provided by or on behalf of Post as of August 1, 2022 concerning the common stock that may be offered from time to time by any Selling Stockholder pursuant to this prospectus. Our calculation of the percentage of beneficial ownership is based on 136,362,031 shares of our common stock outstanding as of August 1, 2022. The number of shares and percentages of beneficial ownership after this offering set forth below assumes that the Selling Stockholders sell all 19,397,339 shares of our common stock offered by this prospectus.

	Common Stock Beneficially Owned Prior to Offering		Shares to be Sold in this Offering	Common Stock Beneficially Owned After Offering
Name of Selling Stockholder	Number	Percentage		Number	Percentage
Post Holdings, Inc.(1)	19,397,339	14.2%	19,397,339	—	—

(1)

2503 S. Hanley Road, St. Louis, Missouri 63144. Post is a publicly traded company. For information regarding our relationship with Post, refer to “Explanatory Note” and “BellRing Brands, Inc.” in this prospectus and to the documents incorporated herein by reference.

PLAN OF DISTRIBUTION

We are registering 19,397,339 shares of our common stock for possible sale by the Selling Stockholders from time to time. We are required to pay all fees and expenses incident to the registration of the shares of our common stock to be offered and sold pursuant to this prospectus.

The shares of our common stock beneficially owned by the Selling Stockholders covered by this prospectus may be offered and sold from time to time by the Selling Stockholders. The term “Selling Stockholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a Selling Stockholder as a gift, pledge, partnership distribution or other transfer. The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions, including pursuant to one or more “10b5-1” trading plans or similar plans.

The Selling Stockholders may sell their shares of our common stock by one or more of the following methods:

•	sales on any national securities exchange or quotation service on which the shares may be listed or quoted at the time of sale;

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	a distribution in accordance with the rules of the NYSE;

•	to or through underwriters or broker-dealers;

•	transactions other than on a national securities exchange or through a market maker;

•	a debt-for-equity exchange;

•	in privately negotiated transactions;

•	in options or hedging transactions;

•	directly to one or more purchasers;

•	directly to or through agents;

•	a combination of any of the above methods of sale; and

•	any other method permitted pursuant to applicable law.

The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on the NYSE or any other organized market where the securities may be traded. In addition, any shares that qualify for sale pursuant to Rule 144 or another exemption from registration under the Securities Act may be sold under Rule 144 or pursuant to such exemption rather than pursuant to this prospectus.

In connection with distributions of the shares or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of shares of common stock in the course of (i) hedging transactions or (ii) hedging the positions they assume with Selling Stockholders. The Selling Stockholders also may sell shares of common stock short and redeliver the shares to close out such short positions. The Selling Stockholders also may enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Stockholders also may pledge shares to a broker-dealer or other financial institution and, upon a default, such broker-dealer or other financial institution may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).

A Selling Stockholder may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates (in connection with those derivatives), third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Stockholder or borrowed from any Selling Stockholder or others to settle those sales or to close out any related open borrowings of stock and may use securities received from any Selling Stockholder in settlement of those derivatives to close out any related open borrowings of stock. In addition, any Selling Stockholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the Selling Stockholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Stockholders in amounts to be negotiated immediately prior to the sale.

In offering the shares covered by this prospectus, the Selling Stockholders and any broker-dealers who execute sales for the Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the Selling Stockholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

We have advised the Selling Stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Stockholders and their affiliates. In addition, we will make copies of this prospectus available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

To the extent required, this prospectus will be amended or supplemented from time to time to describe a specific plan of distribution, including (as applicable) to set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, any underwriting discount, commission or other item constituting compensation and the proposed selling price to the public.

LEGAL MATTERS

The validity of the shares of our common stock offered hereby will be passed upon for us by Simpson Thacher & Bartlett LLP, New York, New York.

EXPERTS

The financial statements of BellRing Brands, Inc. and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to BellRing Brands, Inc.’s Annual Report on Form 10-K for the year ended September 30, 2021 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Exchange Act and, in accordance with this law, file periodic reports, proxy statements and other information with the SEC. The SEC maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov. We also maintain a website at www.bellring.com. You may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We disclose important information to you by referring you to documents that we have previously filed with the SEC or documents that we will file with the SEC in the future. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below (other than any portions thereof, which under the Exchange Act and applicable SEC rules, are not deemed “filed” under the Exchange Act):

•

our Annual Report on Form 10-K for the fiscal year ended September 30, 2021 filed with the SEC on November 19, 2021 (including information specifically incorporated by reference into such Annual Report on Form 10-K from our Proxy Statement for our 2022 Annual Meeting of Stockholders filed on December 29, 2021);

•

our Quarterly Reports on Form 10-Q for the quarters ended December 31, 2021, March 31, 2022, and June 30, 2022, filed with the SEC on February  4, 2022, May  6, 2022 and August 5, 2022, respectively; and

•

our Current Reports on Form 8-K filed with the SEC on October 27, 2021, December  17, 2021, February  14, 2022, February  22, 2022, February  24, 2022, February 28, 2022 (as to the Form 8-Ks including Item 1.01, Item 5.04 and Item 8.01 only), March  1, 2022, March  8, 2022, March  10, 2022, March  10, 2022, March  16, 2022, April  6, 2022, May  23, 2022 and August 8, 2022.

We also incorporate by reference all documents that we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering of the shares hereunder. Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC, unless specifically noted otherwise.

Any statement made in this prospectus or in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is incorporated by reference modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of the filings incorporated herein by reference, including exhibits to such documents that are specifically incorporated by reference, at no cost, by writing or calling us at the following address or telephone number:

BellRing Brands, Inc.

2503 S. Hanley Road

St. Louis, Missouri 63144

Attention: Corporate Secretary

(314) 644-7600

In addition, you may access the documents incorporated by reference herein free of charge on the SEC’s website. See also “Where You Can Find More Information.”

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the expenses payable by BellRing expected to be incurred in connection with the issuance and distribution of the shares of common stock being registered hereby (other than the underwriting discount). All of such expenses are estimates, other than the filing fees payable to the SEC and the Financial Industry Regulatory Authority, Inc.

SEC Filing Fee	$42,895
FINRA Filing Fee	69,923
Fees and Expenses of Counsel	300,000
Fees and Expenses of Accountants	150,000
Printing Expenses	150,000
Miscellaneous Expenses	37,182

Total	$750,000

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The following is a general summary of certain aspects of the DGCL and our certificate of incorporation. Such summary includes descriptions related to arrangements under which controlling persons, directors and officers of BellRing will be indemnified against liability, which they may incur in their capacities as such, and does not purport to be complete. It is qualified in its entirety by reference to the detailed provisions of the DGCL and our certificate of incorporation.

DGCL. Section 145(a) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

Section 145(b) of the DGCL states that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which the person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the Delaware Court of Chancery or such other court shall deem proper.

Section 145(c) of the DGCL provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 145(d) of the DGCL states that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made with respect to a person who is a director or officer at the time of such determination (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (4) by the stockholders.

Section 145(f) of the DGCL states that the indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

Section 145(g) of the DGCL provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of Section 145.

Section 145(j) of the DGCL states that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Certificate of Incorporation. Our certificate of incorporation provides for the indemnification of each person (other than a party plaintiff suing on his or her behalf or in the right of BellRing) who at any time is serving or has served as a director or officer of BellRing against any claim, liability or expense incurred as a result of such service, any other service on behalf of BellRing or any service at the request of BellRing as a director, officer, manager, employee, member or agent of another corporation, partnership, joint venture, trust or other enterprise (whether incorporated or unincorporated, for-profit or not-for-profit), to the maximum extent permitted by law. Without limiting the generality of the foregoing, we shall indemnify any such person who was or is a party (other than a party plaintiff suing on his or her behalf or in the right of BellRing), or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, but not limited to, an action by or in the right of BellRing) by reason of such service, against expenses (including, without limitation, attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding.

Indemnification Agreements. We have entered into indemnification agreements with each of our directors and certain of our executive officers, which generally provide indemnity to the fullest extent permitted by applicable law against liabilities and expenses incurred in connection with the defense or disposition of certain actions, suits or proceedings in which such person may be involved or with which such person was, is or is threatened to be made a party by reason of the service of such person as a director or an officer of BellRing or certain of our subsidiaries, as applicable, or in certain other representative or fiduciary capacities on behalf thereof and which establish processes and procedures for indemnification claims.

Other Insurance. We maintain directors’ and officers’ liability insurance, which covers directors and officers against certain claims or liabilities arising out of the performance of their duties.

Underwriting Agreement. Any underwriting agreement that we may enter into in connection with an offering pursuant to this registration statement may provide for indemnification by the underwriters and the applicable Selling Stockholders of us and our officers and directors, and by us of the underwriters and the applicable Selling Stockholders, for certain liabilities arising under the Securities Act or otherwise in connection with such offering.

ITEM 16.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits. See the Exhibit Index immediately preceding the signature pages hereto, which is incorporated by reference as if fully set forth herein.

(b) Financial Statement Schedules. None.

ITEM 17.	UNDERTAKINGS

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that: Paragraphs (a)(1)(i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit No.	Description

1.1*	Form of Underwriting Agreement for shares of common stock registered hereby.

3.1	BellRing Brands, Inc. Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K12B filed on March 10, 2022)

3.2	BellRing Brands, Inc. Bylaws (Incorporated by reference to Exhibit 3.2 to the Company’s Form 8-K12B filed on March 10, 2022)

5.1**	Opinion of Simpson Thacher & Bartlett LLP

10.1	Registration Rights Agreement, dated March 10, 2022, by and among BellRing Brands, Inc., Post Holdings, Inc. and the other stockholders party thereto from time to time (Incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K12B filed on March 10, 2022)

23.1**	Consent of PricewaterhouseCoopers LLP

23.2**	Consent of Simpson Thacher & Bartlett LLP (included as part of Exhibit 5.1)

24.1**	Power of Attorney (included in signature page of this Registration Statement)

107**	Calculation of Filing Fee Table

*	To be filed, if necessary, by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.
**	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in St. Louis, Missouri on this 8th day of August, 2022.

Date: August 8, 2022	BellRing Brands, Inc.

	By:	/s/ Darcy Horn Davenport
	Name:	Darcy Horn Davenport
	Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert V. Vitale, Darcy H. Davenport, Paul A. Rode and Craig L. Rosenthal, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her in his or her name, place of stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments) and any registration statement related thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert V. Vitale Robert V. Vitale	Chief Executive Chairman and Director (Co-Principal Executive Officer)	August 8, 2022

/s/ Darcy Horn Davenport Darcy Horn Davenport	President and Chief Executive Officer and Director (Co-Principal Executive Officer)	August 8, 2022

/s/ Paul A. Rode Paul A. Rode	Chief Financial Officer (Principal Financial and Accounting Officer)	August 8, 2022

/s/ Thomas P. Erickson Thomas P. Erickson	Director	August 8, 2022

/s/ Jennifer Kuperman Johnson Jennifer Kuperman Johnson	Director	August 8, 2022

/s/ Chonda J. Nwamu Chonda J. Nwamu	Director	August 8, 2022

/s/ Elliot H. Stein, Jr. Elliot H. Stein, Jr.	Director	August 8, 2022